                       SCHEDULE 14C INFORMATION statement
                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:
[X]  Preliminary Information Statement
[ ]  Confidential, for use of the Commission only (as permitted by Rule 14c-5
     (d)(21))

[ ]  Definitive Information Statement


                           NewCom International, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):
                  -------------------------------------------------------------
         4)       Proposed maximum aggregate value of transaction:
                  -------------------------------------------------------------

         5)       Total Fee Paid:
                  -------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Amount Previously Paid:
                  --------------------------------------------------
                  2) Form, Schedule or Registration Statement No.:
                  --------------------------------------------------
                  3) Filing Party:
                  --------------------------------------------------
                  4) Dated Filed:
                  --------------------------------------------------

                           NEWCOM INTERNATIONAL, INC.
                      2102 Business Center Drive, Suite 130
                                Irvine, CA 92612
                              --------------------

                 NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

                              --------------------

November __, 2003

         A majority of the stockholders of NewCom International, Inc., or NewCom, have taken action by written consent to amend NewCom's amended and restated articles of incorporation to do the following:

         1. Increase the number of shares of common stock that NewCom is authorized to issue from 2,500,000 to 150,000,000; and

         2.       Change the name of the company to "Skogan Foods, Inc."

         Stockholders of record at the close of business on October 28, 2003 will be entitled to notice of this stockholder action by written consent. Since the actions have been approved by the holders of the required majority of the outstanding shares of our voting stock, no proxies were or are being solicited. We anticipate that the amendment will become effective on or after November __, 2003.



                                  /s/ Chris Marshall
                                  -------------------------------------
                                  Chris Marshall
                                  President and Chief Executive Officer





                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

                           NEWCOM INTERNATIONAL, INC.
                              --------------------

                              INFORMATION STATEMENT

                              --------------------


              INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Date and Purpose of Written Consent

Stockholders holding a majority of the voting power of the company have taken action by written consent for the purpose of amending NewCom's amended and restated articles of incorporation to do the following:

         1. Increase the number of shares of common stock that NewCom is authorized to issue from 2,500,000 to 150,000,000; and

         2.       Change the name of the company to "Skogan Foods, Inc."

Stockholders Entitled to Vote

Approval of the matters actions described herein requires the written consent of the holders of outstanding stock of each voting group entitled to vote on such matters. On October 28, NewCom effected a 1-for-40 reverse stock split of its outstanding common stock, reducing the number of outstanding shares of common stock from 15,500,000 to 387,500. Therefore, as of October 28, 2003, there were 387,500 shares of our common stock outstanding, 2,000,000 shares of our Series A preferred stock outstanding and 19,633,332 shares of our Series B preferred stock outstanding. Holders of our common stock are entitled to one vote per share. Holders of our Series A and Series B preferred stock are entitled to one vote per share, and for the actions described herein, vote together with the holders of common stock as a single class. In addition, the holders of the Series A preferred stock vote as a separate class on the matters set forth herein. Accordingly, there are 22,020,832 votes outstanding voting together as a single class and there are 2,000,000 votes outstanding voting as a separate class. Stockholders of record at the close of business on October 28, 2003, will be entitled to receive this notice and information statement.

Proxies

No proxies are being solicited.

Consents Required

The actions taken require the consent of the holders of a majority of the shares of common stock, Series A preferred stock, and Series B preferred stock, voting together as a single class. In addition, the reincorporation requires the consent of the holders of a majority of the shares of Series A preferred stock voting as a separate class.

On October 28, 2003, holders of the voting rights with respect to 16,933,332 shares of our Series B preferred stock delivered written consents to us adopting the proposals set forth herein, and holders of the voting rights with respect to 2,000,000 shares of our Series A preferred stock delivered written consents to us adopting the proposals set forth herein.

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 28, 2003 by the following persons:

         o each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

         o        each of our directors and executive officers; and

         o        all of our directors and executive officers as a group.

                                                      Number Of Shares
                Name And Address                      Beneficially Owned             Percentage Owned
                ----------------                      ------------------             ----------------
Chris Marshall (1) ..........................         16,933,332 (2)                     84.6%
Walter Grieves (1)...........................            166,667 (3)                      0.8%

All directors and officers as a group........         17,099,999                         85.4%

         (1) The address is 2102 Business Center Drive, Suite 130, Irvine, California 92612.

         (2) Includes 16,933,332 shares of Series B preferred stock, which shall be automatically converted into common stock upon the effectiveness of the actions contemplated by this information statement. The shares of Series B preferred stock are identical to shares of our common stock in all material respects.

         (3) Mr. Grieves currently has a right to receive 166,667 shares of our common stock. He also has a right to receive an additional 233,333 shares of our common stock if we increase our authorized common stock to 150,000,000 shares.

          Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from October 28, 2003, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from October 28, 2003.

      PROPOSAL TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
                  TO INCREASE THE AUTHORIZED NUMBER OF SHARES


Introduction

The holders of a majority of our voting stock have proposed to approve the amendment to NewCom's amended and restated articles of incorporation to increase the number of shares of common stock that NewCom is authorized to issue from 2,500,000 to 150,000,000. The board of directors has unanimously approved the proposal.

A copy of the amendment to the amended and restated articles of incorporation, which we refer to as the "amendment" in this information statement, is attached to this information statement as Appendix A.

NewCom's amended and restated articles of incorporation currently authorizes 27,500,000 shares of capital stock, of which 2,500,000 shares are common stock and 25,000,000 shares are preferred stock. Of the 2,500,000 shares of common stock authorized, as of October 28, 2003, 387,500 shares were outstanding. Of the 25,000,000 shares of preferred stock authorized, as of October 28, 2003, there were 2,000,000 shares of Series A Preferred Stock issued and outstanding and 19,633,332 shares of Series B Preferred Stock outstanding.

On October 28, 2003, NewCom completed a share purchase and reorganization with Paradise Pizza, Inc., a California corporation, pursuant to a securities purchase agreement and plan of reorganization. As a result of the Paradise Pizza reorganization, each outstanding share of Paradise Pizza was exchanged for one
(1) share of NewCom Series B preferred stock, and NewCom acquired all of the outstanding shares of Paradise Pizza, making Paradise Pizza a wholly owned subsidiary of Newcom. In total, NewCom issued 19,633,332 shares of Series B preferred stock to the Paradise Pizza shareholders pursuant to the reorganization.

Each share of Series B preferred stock is convertible into one (1) share of NewCom common stock upon the filing of an amendment to NewCom's amended and restated articles of incorporation which increases the authorized common stock of NewCom to such number of shares of common stock which is sufficient to effect such conversion. Until such conversion, the Series B preferred stock has the same voting, dividend, and liquidation rights as the common stock.

Under the terms of the plan of reorganization and under the terms of the Series B preferred stock, NewCom is required to take all steps necessary to amend the Articles of Incorporation to authorize such number of shares of common stock sufficient to effect conversion of the Series B preferred stock. Accordingly, 19,633,332 shares of NewCom's common stock will be issued to the holders of the Series B preferred stock upon the filing of the amendment.

On October 27, 2003, NewCom entered into settlement agreements with various creditors, pursuant to which NewCom issued an aggregate of 2,000,000 shares of Series A preferred stock. The Series A preferred stock may be converted into common stock at the option of the holder of such Series A preferred stock at any time that is one-hundred thirty days after the issuance of such Series A preferred stock. At such time, each share of Series A preferred stock may be converted into such number of shares of common stock as is determined by multiplying the number of issued and outstanding shares of NewCom's common stock on a fully-diluted basis as of the date of conversion by .000001.

Under the terms of the Series A preferred stock, NewCom is required to take all steps necessary to amend the Articles of Incorporation to authorize such number of shares of common stock sufficient to effect conversion of the Series A preferred stock.

NewCom has committed to issuing common stock to various outstanding options, warrants, and consulting agreements pursuant to its 2002 Stock Compensation Plan, 1,000,000 of which NewCom intends to issue in the immediate future. Accordingly, up to 16,000,000 shares of NewCom's common stock may be issued pursuant to the 2002 Stock Compensation Plan upon the filing of the amendment.

In addition, the board of directors believes that the proposed increase in the number of authorized shares of common stock will benefit NewCom by improving its flexibility in responding to future business needs and opportunities. The additional authorized shares could be used for possible future acquisitions, financings, stock dividends, and other proper corporate purposes.

Within the limits imposed by applicable law, described below, shares of common stock could be issued in one or more transactions. Depending upon the nature and terms thereof, such a transaction or transactions could make a takeover of NewCom more difficult and, therefore, less likely. An issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock and diluting the stock ownership of persons seeking to obtain control of NewCom. Except as set forth above, the board of directors has no present plans, understandings, or agreements to issue the additional shares to be authorized.

The board of directors does not currently intend to propose any amendments to NewCom's amended and restated articles of incorporation which might be deemed to have the effect of discouraging takeover attempts, although such amendments or other programs may be considered by the board in the future if it believes the interests of the stockholders would be protected thereby.

Except for the increase of the number of authorized shares and the name change discussed below, the proposed amendment would not change any of the provisions of NewCom's amended and restated articles of incorporation. All shares of common stock or preferred stock, including the additional shares of common stock that will be authorized when the proposed amendment becomes effective, which are not issued and outstanding would be issuable at any time or from time to time by action of the board of directors without further authorization from stockholders, except to the extent that such further authorization is required by the terms of any agreements or securities into which NewCom may hereafter enter or issue or applicable law.

The additional shares of common stock which would be authorized by the proposed amendment would have the same rights and privileges as and otherwise be identical to the shares of common stock currently authorized and outstanding. The amended and restated articles of incorporation empowers the board of directors to determine the relative rights and limitations of series of preferred stock, including, among other things, dividend rights, conversion prices, voting rights, redemption prices and the preferences, if any, of such series over shares of common stock as to dividends or distributions of assets of NewCom. It is possible that the future issuance of preferred stock having dividend and liquidation preferences could affect amounts that might otherwise be available to holders of common stock as dividends or upon liquidation. Holders of NewCom's shares have no preemptive rights and, as a result, existing stockholders would not have any preferential right to purchase any of the additional shares of common stock when issued.

     PROPOSAL TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO
                     CHANGE THE NAME TO SKOGAN FOODS, INC.

                            -------------------------

The board of directors has declared it advisable and in the best interests of the company and directed that there be submitted to the stockholders a proposed amendment to Article I of the amended and restated articles of incorporation to change its name from NewCom International, Inc. to Skogan Foods, Inc. The company's Board of Directors feels that this name change is in the best interest of the company. In light of the company's recent acquisition of Paradise Pizza, Inc., a California corporation, the name "NewCom International, Inc." no longer accurately reflects the company's operations and interests.

                                    -------------------------

                                    By Order of the Board of Directors



                                    /s/ Chris Marshall
                                    --------------------------------------
                                    Chris Marshall
                                    President and Chief Executive Officer

October 29, 2003
Irvine, California

                                   Appendix A
              Certificate of Amendment to Articles of Incorporation

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                           newcom international, INC.
                              A Nevada Corporation


Chris Marshall and Walter Grieves certify the following:

1. They are the President and Secretary, respectively, of NewCom International, Inc., a Nevada corporation (the "Corporation").

2. Article FIRST of the Amended and Restated Articles of Incorporation shall be amended to read in its entirety as follows:

         "FIRST:  The name of the corporation is Skogan Foods, Inc."

3. Article THIRD of the Amended and Restated Articles of Incorporation shall be amended to read in its entirety as follows:

         "THIRD: The aggregate number of shares of all classes of stock, which the Corporation shall have authority to issue is One Hundred Seventy Five Million (175,000,000) of which One Hundred Fifty Million (150,000,000) shares will be designated Common Stock, with $0.001 par value; and Twenty Five Million (25,000,000) shares shall be designated $0.001 par value "Preferred Stock." Without further authorization from the stockholders, the board of Directors shall have the authority to divide and issue from time to time any or all of the Twenty Five Million (25,000,000) shares of such Preferred Stock into one or more series with such designations, preferences and relatives, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as may be designated by the Board of Directors, prior to the issuance of such series, and the Board of Directors is hereby expressly authorized to fix by resolutions only and without further action or approval, prior to such issuance, such designations, preferences and relatives, participating, optional or other special rights, or qualifications, limitations or restrictions, including, without limitation the date and times at which, and the rate, if any, or rates at which dividends on such series of Preferred

         Stock shall be paid; the rights, if any of the holders of such series of the Preferred Stock to vote and the manner of voting, except as otherwise provided by the law, the rights, if any, of the holders of shares of such series of Preferred Stock to convert the same into, or exchange the same for, other classes of stock of the Corporation, and the terms and conditions for such conversation or exchange, the redemption price or prices and the time at which, and the terms and conditions of which, the shares of such series of Preferred Stock upon the voluntary on involuntary liquidation, distribution or sales of assets, dissolution or winding up of the Corporation, and the terms of the sinking fund or redemption or purchase account, if any, to be provided for such series of Preferred Stock. The designations, preferences, and relative, participating, optional or other special rights, the qualifications, limitations or restrictions thereof, of each additional series, if any, may differ from those of any and all other series already outstanding. Further, the Board of Directors shall have the power to fix the number of shares constituting an classes or series and thereafter to increase or decrease the number of shares of any such class or series subsequent to the issue of shares of that class or series but not below the number of shares of that class or series then outstanding."

4. The amendment has been duly approved by the Corporation's Board of Directors by resolutions duly adopted by Unanimous Written Consent of the Board of Directors effective October 28, 2003.

5. The number of capital shares of the Corporation outstanding and entitled to vote on this amendment to the Articles of Incorporation is 22,020,832. This amendment has been duly approved by a majority vote of the Corporation's stockholders holding at least a majority of the issued and outstanding shares of each class of capital stock of the Corporation entitled to vote, by resolutions duly adopted by Majority Written Consent of the Stockholders effective October 28, 2003.

         The undersigned hereby declares and certifies that the matters set forth in the foregoing certificate are true and correct to his knowledge and that this Certificate was executed on October 28, 2003 at Irvine, California.



                                      ----------------------------------
                                      Chris Marshall,
                                      President


                                      ----------------------------------
                                      Walter Grieves,
                                      Secretary